Exhibit 10.1

August 14, 2024

22NW, LP

590 1st Ave. S, Unit C1

Seattle, Washington 98104

Attn: Aron R. English

Email: english@englishcap.com

Re: Farmer Bros. Co.

Dear Mr. English:

This letter agreement is intended to memorialize the understandings and agreements that we have reached with 22NW, LP (collectively with 22NW Fund, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English and Bryson O. Hirai-Hadley, “22NW”) relating to, among other things, the designation of an observer to the Board of Directors (the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company”).

In consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and 22NW have successfully reached the following agreements:

1.	Observer Right

(a)	Promptly following the execution of this letter agreement, the Board, and any and all applicable committees of the Board, shall take all necessary actions to appoint one (1) individual identified by 22NW (the “Observer”) as an observer to the Board, effective August 19, 2024, to serve as such until the Termination Date (as defined below) (such period of service, the “22NW Observer Period”). The Company acknowledges and agrees that Bryson O. Hirai-Hadley is the individual initially designated by 22NW to serve as the Observer.

(b)	The Observer shall have access to attend and participate in all meetings of the Board and any committee thereof held during the 22NW Observer Period in his or her capacity as an observer of the Board.

(c)	During the 22NW Observer Period, the Observer shall not (i) be deemed a director of the Board; (ii) have the right to vote on any matter presented to the Board or any committee thereof; (iii) be considered or be required for purposes of establishing a quorum of directors necessary for the Board to hold meetings or otherwise take action; (iv) have any effect on, or rights related to, the holding or scheduling of any meeting of the Board or any committee thereof; (v) have the right to propose or offer any motions or resolutions to the Board; or (vi) have or be deemed to have, or otherwise be subject to, any fiduciary duties to the Company or its stockholders. During the 22NW Observer Period, the Observer shall have the right to (w) receive the same minutes, consents and other materials distributed (collectively, the “Board Materials”), in connection with Board or committee meetings, to members of the Board and any committee thereof, contemporaneously with their distribution to the directors and, for the avoidance of doubt, if the Board or applicable committee is discussing matters at a meeting concerning past Board Materials or any matters that reference past Board Materials, the Company shall also provide the Observer with access to such readily available past Board Materials; (x) receive notice of, and, if applicable, an agenda for all meetings of the Board and any committee thereof, contemporaneously with the notice, and, if applicable, an agenda, each, if any, provided to the directors; (y) receive such readily available additional information as reasonably requested by the Observer that the Observer believes is relevant to matters being discussed by the Board or a committee thereof; and (z) otherwise reasonably participate (including, without limitation, by expressing his or her perspectives and views) in meetings and discussions of the Board and any committee thereof; provided, however, that the Observer shall not have the right to vote on any matter. It is understood and agreed that the Observer shall adhere to, and act consistently with, the Company’s policies imposed on all members of the Board, including, without limitation, the Company’s Code of Conduct and Ethics, Corporate Governance Guidelines and Insider Trading Policy; provided, that the Observer shall exit any Board or committee meeting, if requested, to allow the Board to discuss material interests of the Company that relate to an existing or potential conflict of interest between the Company and the Observer; provided, further, that any absence or exit from any Board or committee meeting by the Observer shall have no effect on the legal status of any action taken or resolution approved by the Board or any committee at a meeting.

(d)	Notwithstanding anything to the contrary contained in the Company’s policies, the Company agrees that the Observer may provide confidential information to 22NW that the Observer learns in his or her capacity as an observer to the Board for the purpose of assisting the Observer in his or her role as an observer to the Board and evaluating 22NW’s investment in the Company, subject to, and solely in accordance with the terms of, that certain confidentiality agreement that 22NW and the Company are entering into simultaneously with this letter agreement, and which shall be substantially in the form attached hereto as Exhibit A.

(e)	The Company shall promptly (and in any event, no later than the time at which the Board members are notified) notify the Observer and 22NW in writing (including, without limitation, via email), as to the (i) opening of any trading window during which time all Board members are permitted to trade in Company securities and (ii) institution of any blackout period during which time all Board members are prohibited from trading in Company securities. The Company’s obligation to notify the Observer and 22NW as to the opening of any trading window in accordance with this Paragraph 1(e) shall survive the Termination Date and shall cease immediately following the Company’s notification to the Observer and 22NW that the trading window has opened after the Observer no longer serves as an observer to the Board.

2.	Until the Termination Date, 22NW shall not, without the prior approval of the Board, directly or indirectly (a) acquire shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), such that 22NW beneficially owns, in the aggregate, more than 15.0% of the then outstanding shares of Common Stock, including, without limitation, through the exercise of, or acquisition of, derivative securities; (b) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any meeting of stockholders of the Company at which directors are to be elected; (c) seek, knowingly encourage or knowingly take any other action supporting the election or removal of any directors of the Company, except as consistent with the recommendation of the Board made in connection with any such election or removal; (d) other than in open market sale transactions where the identity of the purchaser is not known, sell, offer or agree to sell, directly or indirectly, the securities of the Company or any rights decoupled from the underlying securities held by 22NW to any third party with a known history of activism or known plans to engage in activism (with such activism comprising, to 22NW’s knowledge, (i) any submission by such third party (in its capacity as a stockholder) of (A) a notice to nominate directors for stockholder election at any meeting of stockholders or (B) a proposal, whether binding or precatory, to be adopted or otherwise passed by stockholders at any meeting of stockholders; (ii) issuing any press release or making any public filing with the intention of influencing management, the Board or stockholders; or (iii) filing a Schedule 13D); (e) initiate or become a “participant” in any “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any meeting of stockholders of the Company other than in a manner consistent with the Board’s recommendation on a matter; (f) initiate or knowingly participate in any “withhold” or similar campaign with respect to any meeting of stockholders of the Company; (g) make any request under any statutory or regulatory provisions of state or federal law providing for stockholder access to books and records; (h) make any public proposal or request or any private proposal or request that is intended to, and that would reasonably be expected to, require any public disclosure, that constitutes or would result in (i) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board; (ii) any change in the Company’s business, operations, strategy, management, governance, corporate structure, capitalization, stock repurchase programs and practices, dividend policy or other affairs or policies; (iii) any amendment to the Company’s Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation; (iv) causing a class of securities of the Company to be delisted from, or cease to be authorized or quoted on, any securities exchange or (v) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (i) enter discussions, negotiations, agreements or understandings with any person with respect to any action 22NW is prohibited from taking pursuant to subclauses (a) through (h) above, or advise, assist, or knowingly encourage or persuade any person to take any such action; provided, however, that for the avoidance of doubt, the restrictions in this Paragraph 2 shall not prevent or be deemed to restrict 22NW from (w) communicating privately with the Board or management of the Company regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; (x) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Paragraph 2; (y) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over 22NW; or (z) tendering shares, receiving payment for shares or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any transaction that has been approved by the Board.

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3.	No later than four (4) business days following the execution of this letter agreement, the Company shall file with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K reporting its entry into this letter agreement and appending this letter agreement as an exhibit thereto. No later than two (2) business days following the execution of this letter agreement, 22NW shall file with the SEC an amendment to its Schedule 13D reporting its entry into this letter agreement and appending this letter agreement as an exhibit thereto. Each party shall provide the other parties with a reasonable opportunity to review and comment on its applicable SEC filing prior to such respective report or schedule being filed and consider in good faith any comments of the other parties.

4.	The term of this letter agreement will commence on the date hereof and will terminate on the earlier of (i) August 5, 2025 and (ii) written agreement of the parties (the “Termination Date”); provided, however, that no termination shall relieve any party from liability for any breach of this letter agreement prior to such termination. Notwithstanding the foregoing, the last sentence of Paragraph 1(e), Paragraph 7 and Paragraph 9 through Paragraph 13 shall survive the termination of this letter agreement.

5.	Until the Termination Date, 22NW agrees that it shall appear in person or by proxy at each annual or special meeting of stockholders of the Company and vote, or cause to be voted, all of the Common Stock beneficially owned by it that it has the right to vote (or direct the vote) as of the applicable record date in accordance with the Board’s recommendation in connection with any and all proposals, including, without limitation, those related to the election, removal or replacement of any director; provided, however, that (a) 22NW shall be permitted to vote in its discretion on any proposal of the Company in respect of equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing, recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with a third party that, in each case, would result in a change of control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets, and, for the avoidance of doubt, including, without limitation, any such transaction with a third party that is submitted for a vote of the Company’s stockholders, and (b) 22NW shall be permitted to vote in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. LLC (“Glass Lewis”) where the recommendations of ISS and Glass Lewis both differ from the Board’s recommendation on any matter other than the election, removal or replacement of directors.

6.	Until the Termination Date, except for such factual statements as may be required under federal securities law or other applicable laws or stock exchange regulations, each party will not make, or permit any of its affiliates or associates to make, any public statement that that constitutes an ad hominem attack on, or otherwise disparages, defames or would reasonably be expected to damage the business or reputation of the other party, its subsidiaries, its business or its current or former directors or officers (in each case, in their capacity as such). For purposes of this letter agreement, each of “affiliate” and “associate” shall have the meanings ascribed to them in Rule 12b-2 of the Exchange Act; provided, however, that the term “associate” shall refer only to associates controlled by the Company or 22NW, as applicable, and the term “affiliate” shall not include any publicly-traded portfolio company of 22NW; provided, further, that, for purposes of this letter agreement, 22NW shall not be an affiliate or associate of the Company, and the Company shall not be an affiliate or associate of 22NW).

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7.	Each party acknowledges and agrees that irreparable harm to the other parties may occur in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including, without limitation, the payment of money damages). Accordingly, each party will be entitled to specifically enforce the covenants and other agreements of the other parties contained in this letter agreement and to obtain injunctive relief restraining the other parties from breaching or threatening to breach this letter agreement, and the other parties will not take any action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The prevailing party that obtains a final, non-appealable order shall be entitled to recover its fees and expenses incurred with respect to any action from the non-prevailing party. The remedies available pursuant to this Paragraph 7 shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity.

8.	Each party represents and warrants that it is duly authorized and has legal capacity to execute and deliver this letter agreement. Each party represents and warrants to the other parties that the execution and delivery of this letter agreement and the performance of such party’s obligations hereunder have been duly authorized and that this letter agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

9.	Each party shall bear its own expenses in connection with the negotiation and execution of this letter agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse 22NW for its reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, execution and effectuation of this letter agreement and the matters related thereto in an amount not to exceed $20,000 in the aggregate. The Company shall remit such reimbursement to 22NW within five (5) business days of receiving documentation therefor.

10.	Any notices required or permitted to be given under this letter agreement shall be in writing and shall be delivered by certified mail, overnight courier or electronic mail with confirmation of receipt to the addresses specified on the signature page of this letter agreement.

11.	This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this letter agreement transmitted by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature. No modifications of this letter agreement can be made except in writing signed by each of the parties.

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12.	If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any provision held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

13.	This letter agreement and all disputes or controversies out of or related to this letter agreement shall be deemed to be made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts to be made and performed entirely within such State, without reference to conflicts of laws principles.

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If the foregoing accurately sets forth our agreements, please sign this letter agreement as indicated below.

Sincerely,

FARMER BROS. CO.

By:	/s/ John E. Moore III
Name:	John E. Moore III
Title:	President and Chief Executive Officer

Address for Notices for the Company:

Farmer Bros. Co.
14501 N Fwy
Fort Worth, Texas 76177
Attn: General Counsel
Email: LegalDepartment@farmerbros.com

ACKNOWLEDGED AND AGREED

As of the date written above:

/s/ Aron R. English

Aron R. English, Individually and on behalf of 22NW, LP, 22NW Fund, LP, 22NW Fund GP, LLC and 22NW GP, Inc., in his appropriate capacity for each entity

/s/ Bryson O. Hirai-Hadley
Bryson O. Hirai-Hadley

Address for Notices for 22NW:

590 1st Ave. S, Unit C1
Seattle, Washington 98104
Attn:	Aron R. English
Mark Wilson
Email:	english@englishcap.com
MarkWilson@22nwservies.com

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attn:	Ryan Nebel
Rebecca Van Derlaske
Email:	rnebel@olshanlaw.com
rvanderlaske@olshanlaw.com

Exhibit A

Execution Version

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”), effective as of August 14, 2024 (the “Effective Date”), is entered into by and among Farmer Bros. Co. (the “Company”), 22NW, LP (collectively with 22NW Fund, LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Aron R. English, “22NW”) and Bryson O. Hirai-Hadley, each a “Party” and collectively the “Parties” to this Agreement.

RECITALS

WHEREAS, the Parties are entering into that certain letter agreement, dated as of the Effective Date (the “Observer Agreement”), pursuant to which 22NW shall have the right to designate one (1) individual, who shall initially be Mr. Hirai-Hadley, to be a non-voting board observer (an “Observer”) to the board of directors of the Company (the “Board”) on the terms and subject to the conditions set forth in the Observer Agreement; and

WHEREAS, the Parties agree that the Observer may provide confidential information to 22NW and its Representatives (as defined below) that the Observer learns in his or her capacity as an observer to the Board, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in connection with the mutual covenants and agreements in this Agreement, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Parties hereto desire to enter into this Agreement and agree as follows:

1.            Confidential Information Treatment and Definition.

1.1            Nondisclosure. 22NW and the Observer (when serving in such capacity) (each of the foregoing, a “Recipient” and together, the “Recipients”), each acknowledge the confidential and proprietary nature of the Confidential Information (as defined below) and agree that the Confidential Information (i) will be kept strictly confidential by Recipient and Recipient’s directors, officers, employees, partners, members, managers, legal counsel or other professional representatives acting on its behalf and other advisors, agents and representatives (“Representatives”), (ii) will not be disclosed by any Recipient (except to other Recipients and such Recipient’s Representatives to the extent expressly permitted by this Agreement) or by any Recipient’s Representatives to any person except with the specific prior written consent of the Company or except as expressly otherwise permitted by this Agreement and (iii) shall not be used for any purpose other than in connection with assisting the Observer in his or her role as an observer to the Board and evaluating 22NW’s investment in the Company (such possible purpose, the “Use”).  It is understood that (A) each Recipient may disclose Confidential Information only to those of such Recipient’s Representatives who have a need to know such information in connection with the Use and are informed by such Recipient of the confidential nature of the Confidential Information and the obligations of this Section 1, (B) each Recipient shall be responsible for the breach of the provisions of this Section 1 by such Recipient’s Representatives and (C) before any individual designated to replace Mr. Hirai-Hadley as the Observer receives Confidential Information, such person shall have signed and delivered to the Company an acknowledgment in the form attached hereto as Exhibit A and any breach by such individual shall be deemed to be a breach by 22NW.

1.2            Definition. As used in this Agreement “Confidential Information” means all non-public information about the Company and its affiliates that is provided to the Observer by the Company (or any Company officer, director, agent, advisor or other Representative thereof), whether provided orally, in writing, electronically, or otherwise, either preliminary or final, including, without limitation, information relating to financial, tax, accounting and other information regarding the Company or its business, operations, assets, liabilities, prospects, value, structure, marketing practices and techniques, business strategies and capabilities, business plans, and relationships with customers, suppliers, principals, employees, financing sources, contracting counterparties and others, information that is a trade secret within the meaning of applicable trade secret law, and information relating to the proceedings of the Board and its committees, including, without limitation, Board materials, information concerning discussions and deliberations between and among directors, officers and employees relating to business issues and decisions involving the Company, whether disclosed formally (e.g., in any Board materials) or informally in communications with any Company officer, director, agent, advisor or other Representative, and all analyses, notes, compilations, forecasts, studies or other documents that contain or reflect any such information; provided, however, that “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure of such information by 22NW, the Observer or any of their respective Representatives in violation of this Agreement; (ii) is independently developed by 22NW, Observer or any of their respective Representatives, without use of the Confidential Information provided by the Company or any Representative thereof; (iii) becomes available to 22NW, the Observer or any of their respective Representatives at any time on a non-confidential basis from a third party that is not, to such Recipient’s knowledge, prohibited from disclosing such information to such Recipient by any contractual, legal or fiduciary obligation to the Company; or (iv) was known by 22NW, the Observer or any of their respective Representatives prior to receipt from the Company or from any Representative thereof and, to such Recipient’s knowledge, the source of such information was not prohibited from disclosing such information to such Recipient by any contractual, legal or fiduciary obligation to the Company. For the avoidance of doubt, the term “Confidential Information” shall only include information furnished to any Recipient or its Representatives while the Observer is serving as an observer to the Board.

1.3            Compelled Disclosure. To the extent that any Recipient or its Representative is requested, required or compelled to disclose the Confidential Information by any judicial, regulatory, self-regulatory or administrative process (including, without limitation, by deposition, interrogatory, subpoena or civil investigative demand) pursuant to the advice of counsel or by requirements of law, the Recipient shall, to the extent legally permissible, provide the Company with (i) prompt written notice of any such requested, required or compelled disclosure to enable the Company, at its sole expense, to seek a protective order or similar remedy, and (ii) reasonable cooperation, at the Company’s sole expense, with respect to any effort by the Company to seek a protective order or similar remedy. If, in the absence of a protective order, such Recipient or its Representative is advised by legal counsel that it is required to disclose the Confidential Information, such Recipient or its Representative may disclose such Confidential Information to the relevant person or authority without liability hereunder; provided, however, that such Recipient or its Representative gives, to the extent legally permissible, the Company written notice of the Confidential Information to be disclosed as far in advance of its disclosure as reasonably practicable, discloses only that portion of the Confidential Information which such Recipient’s or its Representative’s legal counsel advises is legally required to be disclosed and uses commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Confidential Information.

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1.4            No Warranties. All Confidential Information is provided to the Recipient “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.  The Company will have no liability to the Recipient resulting from the reliance on the Confidential Information. The Recipient acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors) and that the unauthorized disclosure or use of such Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain.

1.5            Trading Windows. The Company agrees that, following the Effective Date and prior to the Confidentiality Termination Date (as defined below), the Company shall promptly (and in any event, no later than the time that the Company’s directors are notified) notify 22NW in writing (including, without limitation, via email) as to the (i) opening of a trading window during which time all directors of the Company are permitted to trade in the Company’s securities and (ii) institution of a blackout period during which time all directors of the Company are prohibited from trading in the Company’s securities.

1.6            Board Policies; Insider Trading Policy. The Observer acknowledges and agrees to be subject to the terms of, and act consistently with, certain of the Company’s policies that are applicable to directors, including the Company’s (i) Corporate Governance Guidelines, (ii) Code of Conduct and Ethics and (iii) Insider Trading Policy as it may be amended from time to time (with the current iteration thereof attached as Exhibit B hereto), as if the Observer were a director of the Company (excluding Section 16 reporting requirements). The Observer shall be provided all notices by the Company regarding trading rights and restrictions that are provided to directors of the Company as set forth in said Insider Trading Policy.

1.7            Return or Destruction. On the date on which the Observer ceases to serve as an observer to the Board (such date, the “Observer End Date”), the Recipients and their Representatives shall promptly return or destroy, at each Recipient’s option, any and all records, notes, and other written, printed, or tangible materials in its possession pertaining to the Confidential Information (and all copies thereof and extracts therefrom); provided, however, that each Recipient and its Representatives may retain any electronic or written copies of Confidential Information as may be stored on its electronic records or storage system resulting from automated back-up systems or required by law, other regulatory requirements, or internal document retention policies. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies, or other documents prepared by or for the benefit of the Recipient from such information, will remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding Section 2, each Recipient’s obligations under this Section 1 shall survive termination or expiration of this Agreement until the earlier to occur of (i) six (6) months after the date the Recipient received the last of such Confidential Information, and (ii) six (6) months after the Observer End Date (the “Confidentiality Termination Date”).

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1.8            Acknowledgements.

1.8.1            Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that 22NW and its affiliates’ businesses include the analysis of, and investment in, securities, instruments, businesses and assets, and Confidential Information may serve to give such persons a deeper overall knowledge and understanding in a way that cannot be separated from their other knowledge, and accordingly, and without in any way limiting 22NW’s obligations under this Agreement, the Company acknowledges that this Agreement is not intended to restrict the use of such overall knowledge and understanding solely for internal investment analysis purposes, including, subject to applicable law, the purchase, sale, consideration of, and decisions related to, other investments.  Subject to applicable law, nothing in this Agreement shall be understood to prohibit or otherwise limit 22NW from negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund, or other basket of securities which may contain or otherwise reflect the performance of any securities of the Company.  Further, notwithstanding anything in this Agreement to the contrary and subject to applicable law (and assuming Confidential Information is not improperly used in violation of this Agreement, taking into account this Section 1), none of 22NW nor any of its Representatives shall be deemed by the Company to be misappropriating any information, or violating any other duty or obligation to the Company, if 22NW or any of its Representatives, either directly or for the account of other accounts that 22NW or any of its Representatives manages, engage in transactions in the securities or other financial instruments (such as bank debt) of any person other than the Company while in possession of Confidential Information.

1.8.2            22NW hereby acknowledges that it is aware, and that it will advise its Representatives who become aware of the matters that are the subject of this Agreement, that (i) the Confidential Information being furnished may contain material non-public information regarding the Company, (ii) the Recipients shall not, in accordance with U.S. securities laws, purchase or sell securities of the Company on the basis of material non-public information or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information, and (iii) if a Recipient fails to adhere to the foregoing, such Recipient could also be held liable by the Company for violating U.S. securities laws. For avoidance of doubt, the Parties agree that 22NW’s obligations under this Confidentiality Agreement shall not, in and of themselves, prohibit it from transacting in the Company’s securities.

1.9            22NW acknowledges on behalf of itself and its Representatives that the Company may be entitled to the protections of the attorney work-product doctrine, attorney-client privilege or similar protections or privileges with respect to portions of the Confidential Information. The Company is not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of such Confidential Information pursuant to this Confidentiality Agreement. The Parties (i) share a common legal and commercial interest in such Confidential Information, (ii) are or may become joint defendants in proceedings to which such Confidential Information relates, and (iii) intend that such protections and privileges remain intact should any of such Parties become subject to any actual or threatened proceeding to which such Confidential Information relates. In furtherance of the foregoing, neither 22NW nor its Representatives will claim or contend, in proceedings involving any of such parties, that the Company waived the protections of the attorney work-product doctrine, attorney-client privilege or similar protections or privileges as a result of the disclosure of Confidential Information pursuant to the Observer Agreement or this Agreement.

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2.            Term.

2.1            This Agreement shall commence on the Effective Date and expire on the Termination Date (as defined in the Observer Agreement); provided, that (i) the restrictions, including on disclosure of Confidential Information, set forth in Section 1 of this Agreement shall remain in full force and effect until the Confidentiality Termination Date and (ii) the Observer shall continue to be subject to the Company’s Insider Trading Policy until the Observer End Date.

2.2            The Company’s obligation to notify the Observer and 22NW as to the opening of any trading window in accordance with Section 1.5 of this Agreement shall survive the Termination Date and shall cease immediately following the Company’s notification to the Observer and 22NW that the trading window has opened after the Observer End Date.

3.            Miscellaneous.

3.1            Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, agency, employment relationship, group, or other legal relationship between the Parties. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

3.2            No Party hereto may assign its rights or obligations under this Agreement without the written consent of the other Parties hereto.

3.3            This Agreement and the Observer Agreement contain the entire agreement between the Parties with respect to its subject matter, and supersedes any and all prior written and oral agreements between the Parties regarding such subject matter.

3.4            Except as otherwise expressly set forth in this Agreement, the provisions of Sections 7, 8 and 10-13 of the Observer Agreement shall apply mutatis mutandis to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by their respective representatives, each of whom is duly authorized to execute the same, as of the date hereof.

FARMER BROS. CO.

By:
Name:	John E. Moore III
Title:	President and Chief Executive Officer

Address for Notices for the Company:

Farmer Bros. Co.
14501 N Fwy
Fort Worth, Texas 76177
Attn: General Counsel
Email: LegalDepartment@farmerbros.com

ACKNOWLEDGED AND AGREED

As of the date written above:

Aron R. English, Individually and on behalf of 22NW, LP, 22NW Fund, LP, 22NW Fund GP, LLC and 22NW GP, Inc., in his appropriate capacity for each entity

Bryson O. Hirai-Hadley

Address for Notices for 22NW:

590 1st Ave. S, Unit C1
Seattle, Washington 98104
Attn:	Aron R. English
Mark Wilson
Email:	english@englishcap.com
MarkWilson@22nwservies.com

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attn:	Ryan Nebel
Rebecca Van Derlaske
Email:	rnebel@olshanlaw.com
rvanderlaske@olshanlaw.com

Exhibit A

Acknowledgment

I, ______________________________, am employed by ____________________ as ______________________________. I hereby acknowledge that I have read and am familiar with the terms of the Confidentiality Agreement, dated as of August 14, 2024 (as such agreement may be amended or restated from time to time, the “Confidentiality Agreement”), by and among Farmer Bros. Co. (the “Company”) and 22NW (as defined in the Confidentiality Agreement). I further acknowledge that I understand the terms of the Confidentiality Agreement, and that I understand that any unauthorized use or disclosure of Confidential Information (as defined in the Confidentiality Agreement) constitutes a breach of the Confidentiality Agreement and that I agree to be fully bound by the Confidentiality Agreement. I hereby declare, under penalty of perjury, that I will not disclose, disseminate, publish, transmit or communicate any Confidential Information to anyone, except as expressly permitted by the Confidentiality Agreement. I hereby (i) acknowledge that the Confidential Information being furnished may contain material, non-public information regarding the Company; (ii) agree that I, neither on my personal behalf nor, if applicable, on behalf of 22NW, shall not, in accordance with U.S. securities laws, purchase or sell securities of the Company on the basis of material, non-public information concerning the Company obtained directly or indirectly from the Company or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information; and (iii) agree that if I fail to adhere to the foregoing, 22NW could also be held liable by the Company for violating U.S. securities laws. I hereby submit myself to the exclusive personal jurisdiction and venue of the federal and state courts located in the State of Delaware in any action brought in connection with any action, suit, proceeding or matter arising to enforce any provision of the Confidentiality Agreement or this Acknowledgement and will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any federal or state court in the State of Delaware for the purposes of any action, suit, proceeding or matter. I further agree that service of process with respect to any such action, suit, proceeding or matter to enforce the Confidentiality Agreement may be made upon me by sending by U.S. registered mail, return receipt requested, a copy of the complaint and summons in such proceeding to 22NW, LP at 590 1st Ave. S, Unit C1, Seattle, Washington 98104 c/o Aron R. English, and that such service of process shall be as effective as if personally served upon me within the State of Delaware. I understand that any violation of the terms of the Confidentiality Agreement may be punishable by such relief as deemed appropriate by the federal and state courts located in the State of Delaware. I acknowledge that this undertaking may be relied upon and enforced directly by the Company. It is understood and agreed that I shall be deemed the Observer (as defined in the Confidentiality Agreement) for purposes of the Confidentiality Agreement following the execution of this Acknowledgement.

Dated:

Exhibit B

Insider Trading Policy

INSIDER TRADING POLICY Date: January 31, 2024 To: ALL EMPLOYEES, OFFICERS, DIRECTORS, CONSULTANTS AND OTHER ASSOCIATES OF FARMER BROS. CO. AND ITS SUBSIDIARIES (COLLECTIVELY, "FARMER BROS." OR THE "COMPANY") Re: INSIDER TRADING Introduction Generally, there are laws that prohibit trading in the securities of a company on the basis of material nonpublic information (sometimes referred to as "inside" information). Anyone violating these laws is subject to personal liability and could face criminal penalties. In light of the severity of the possible sanctions, both to you individually and to us as a company, we have established this Insider Trading Policy (this "Policy") to assist all of us in complying with our obligations. In order to preserve your and the Company's reputation, it is important not only to avoid, but also to avoid the appearance of, trading on material nonpublic information or the tipping of material nonpublic information to others. Farmer Bros. has worked hard over the years to establish a reputation for integrity and ethical conduct, and will work steadfastly in the future to preserve this reputation. This Policy is not intended to replace your responsibility to understand and comply with the applicable laws and regulations on insider trading where you work or do business. If you have specific questions regarding this Policy, please contact our Compliance Officer at the number set forth in this Policy below. Applicability of this Policy This Policy applies to all transactions in the Company's securities, including common stock, options for common stock, and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as to derivative securities relating to the Company's stock, whether or not issued by the Company, such as exchange-traded options, for example. This Policy applies to you, as an employee, officer, director, consultant or other associate of the Company, who receives or has access to material nonpublic information. It applies regardless of position or location. This Policy also applies to your family members who reside with you, anyone else who lives in your household, and family members who do not live in your household but whose securities transactions are directed by you or are subject to your influence or control, as well as trusts or other entities for which you make investment decisions. You may be responsible for the transactions of these persons and, therefore, you should make them aware of the need to confer with you before they trade in the Company's securities or the securities of a company they or you know is a Farmer Bros. Business 1

Associate (as defined below). The persons to whom this Policy applies are referred to as "Covered Persons." Because of their particular access to financial and key business information concerning the Company, Section 16 Individuals and Other Restricted Persons (each as defined below), in addition to being Covered Persons, have additional responsibilities relating to pre-clearance of all trades in the Company's securities and prohibition of trading during certain blackout periods, each as more fully described below. Every Covered Person has the individual responsibility to comply with this Policy. A Covered Person may, from time to time, have to forego a proposed transaction in the Company's securities even if he or she planned to make the transaction before learning of the material nonpublic information and even though the Covered Person believes he or she may suffer an economic loss or forego anticipated profit by waiting. What is Farmer Bros. Insider Trading Policy? Except for the limited exceptions set forth below (see "What are the Limited Exceptions to this Policy?"), you may NOT: · • Buy or sell Farmer Bros. securities for your own account or for any account in which you have a direct or indirect beneficial interest (including an account held by or for any of your family members) while aware of material information concerning Farmer Bros. that has not been disclosed to the general public (so-called "material nonpublic information"). • Pass along (or recommend or express an opinion regarding a transaction in Farmer Bros. securities based on) any material nonpublic information concerning Farmer Bros. to others ("tip" others), including co-workers, customers, suppliers, friends and family members. Penalties can be imposed whether or not you trade in the securities and whether or not you receive any benefit. • Buy or sell securities of any company, including any of our vendors, suppliers and customers (collectively, "Farmer Bros. Business Associates"), for your own account or any account in which you have a direct or indirect beneficial interest (including an account held by or for your family members) while aware of, or tip others of, material nonpublic information concerning such Farmer Bros. Business Associate obtained in the course of employment with, or the performance of services on behalf of, the Company. • Disclose material nonpublic information relating to the Company or any Farmer Bros. Business Associate to third parties. • Comment on stock price movement or rumors of other corporate developments that are of possible significance to the investing public unless it is part of your job (such as Investor Relations) or you have been specifically authorized by the President and Chief Executive Officer or Chief Financial Officer in each instance. • Enter into certain other transactions as described below under "Other Prohibited Transactions." • If you are a Section 16 Individual or Other Restricted Person, buy or sell Farmer Bros. securities without first seeking pre-clearance or during any of the four "Blackout Periods" 2 that occur during each fiscal year (see "Pre-Clearance Procedure, Blackout Periods and Suspension of Trading" below). This does not mean that you cannot ever buy or sell Farmer Bros. securities or the securities of a Farmer Bros. Business Associate. It only means that you cannot buy or sell such securities if you have material nonpublic information until the information is deemed public, subject to the pre-clearance procedures and Blackout Periods in the case of Section 16 Individuals and Other Restricted Persons described below. See "When is Information Deemed Public?" below. When in doubt as to whether information in your possession is material or if you are unsure as to whether the information has been disclosed to the public, you should contact our Compliance Officer who will advise you concerning whether you may make the proposed transaction. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from this Policy. The securities laws do not recognize such mitigating circumstances, and, in any event, the appearance of an improper transaction must be avoided to preserve the Company's reputation for adhering to the highest standards of conduct. What is Nonpublic Information? In general, "nonpublic information" is any information relating to the business of Farmer Bros. or a Farmer Bros. Business Associate that is not deemed public. Information received under circumstances indicating that it is not yet deemed public, or where you know or should know that the information could only have been provided on a confidential basis, is also deemed nonpublic information until it is deemed public. When is Information Deemed Public? Information is considered public (and no longer "nonpublic information") if it has been made generally available to the securities marketplace and sufficient time has passed for the information to become available in the market. To show that information is public, it is generally necessary to point to some fact verifying that the information has become generally available, such as disclosure by filing a report on Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission ("SEC"), or disclosure by press release to a national business and financial wire service (such as Dow Jones or Reuters), a national news service, or a national newspaper (such as The Wall Street Journal). The circulation of rumors or "talk on the street," even if accurate, widespread and reported in the media, does not constitute public disclosure. Similarly, only disclosing part of the information does not constitute public disclosure. So long as any material portion of the information has yet to be publicly disclosed, the information is deemed "nonpublic" and may not be misused. In the case of information concerning the Company, we believe that at least one full trading day should elapse before you buy or sell any Farmer Bros. securities (e.g., if Farmer Bros. issues its press release containing certain matters on a Tuesday, and assuming there is no intervening holiday, you could buy or sell Farmer Bros. securities beginning on Thursday, subject to any pre-clearance procedures or Blackout Periods, if applicable, and provided you are not aware of any other material nonpublic information). What is Material Information? In general, material information is any information, positive or negative, for which there is a substantial likelihood that a reasonable investor would consider such information important in 3 making his or her investment decisions, or information that likely would affect the trading price of a company's stock. Information can be material even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information. It is important to remember that materiality will be judged with the benefit of hindsight, which is always 20/20. While it is not possible to define all categories of material information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include: • Financial results, including quarterly or annual earnings; • Earnings estimates or changes in previously announced earnings estimates; • Determination that there is an impairment to one or more of the Company's assets; • Change in the Company's fiscal year; • Proposal or agreement for a significant merger, acquisition, divestiture, tender offer or joint venture, or the termination of such agreement; • Purchase or sale of a significant asset; • New products; • Developments regarding customers or suppliers, or the acquisition or loss of a significant contract; • Change in control of the Company; • Changes in management or the departure or election of a director; • Major labor dispute, including a strike or lockout; • Amendment to the Company's Certificate of Incorporation or Bylaws; • The waiver of a provision of the Company's Code of Conduct and Ethics; • A change in the Company's independent auditor; • Discovery of an error in the Company's financial statements or notification from the Company's independent auditor that the Company may no longer rely on a previously issued audit report or completed interim review; • Creation of a financial obligation of the Company, including long-term or short-term debt, capital or operating leases, and off-balance sheet arrangements; • Increase or acceleration of, or default on, a financial obligation of the Company; • Change in dividend policy; • Stock split or stock dividend; 4

• Failure by Farmer Bros. to satisfy a rule or standard for the continued listing of the Company's common stock on Nasdaq; • Significant litigation or government investigation; • Significant financial liquidity problems; and • Other favorable or unfavorable significant business developments. The foregoing are examples only. If you have any question as to whether information is material, please err on the side of caution and direct an inquiry to our Compliance Officer. What Should I Do if a Securities Analyst, the Media or Someone Else Asks Me Questions Regarding Material Nonpublic Information? The SEC's Regulation FD prohibits the selective disclosure of material nonpublic information to securities market professionals and investors who may trade on the basis of the information. Regulation FD requires that any disclosure of material nonpublic information must be made by simultaneous broad dissemination. Accordingly, the following procedures should be followed in handling inquiries from the media, stock exchanges, securities analysts and other outside parties regarding Farmer Bros. Only those employees who have been specifically authorized to do so may answer questions about or disclose information concerning Farmer Bros. Only specifically designated spokespersons should deal with inquiries from the media, stock exchanges and others regarding rumors, unusual trading activity, acquisitions and other material information. The President and Chief Executive Officer will designate official spokespersons from time to time. Inquiries from the financial media, Nasdaq or the SEC should be referred to the Chief Financial Officer. Those employees who interact with the media, analysts and the stock exchanges should refer any inquiries concerning material information to the spokespersons designated above. If such inquiries are made to directors, officers or employees of Farmer Bros. (other than a designated spokesperson), the following response generally will be appropriate: "As to these types of matters, the Farmer Bros. spokesperson is the President and Chief Executive Officer or the Chief Financial Officer. If there is any comment, he or she would be the one to speak with." Care should be taken not to make statements such as, "there is or the Company knows of no corporate development." Even if Farmer Bros. has no material nonpublic information at the time such a statement is made, by making such a statement, it may be undertaking an affirmative disclosure obligation if the facts change, and also may make reliance on a "no comment" policy considerably more difficult in the future. How can I protect material nonpublic information? Material nonpublic information (and all other Farmer Bros. confidential information) should be communicated only to those people who need to know it for a legitimate business purpose and who are authorized to receive the information in connection with their employment responsibilities. In accordance with this Policy, you should NOT: 5

• Discuss material nonpublic information in public, not even in a public setting on the Company's premises. • Discuss material nonpublic information on cellular or wireless telephones. These are open airways that can be overheard, deliberately or inadvertently. • Discuss material nonpublic information in Internet chat rooms or message boards, or post it on Internet websites. • Send material nonpublic information by e-mail to anyone, except persons who need such information to do their work. • Discuss material nonpublic information with friends or family. Even seemingly inadvertent releases of this information can expose the Company, you and your friends and family to civil and criminal penalties. Keep in mind that friends and family may not fully understand the consequences of disclosing or using material nonpublic information. • Be careless when working with written material containing material nonpublic information in public settings, including on public transportation. Always put confidential documents away when not in use. Do not leave documents containing confidential information where they may be seen by persons who do not have a need to know the content of the documents. • Give your computer IDs and passwords to any other person. Password protect computers and log off when they are not in use. What are the limited exceptions to this Policy? Stock Option Exercises This Policy does not apply to the exercise of stock options for cash under the Company's Omnibus or Long Term Incentive Plans (but does apply to the sale of shares issued upon such exercise and to any cashless exercised accomplished by the sale of a portion of the shares issued upon exercise of an option), since the other party to these transactions is the Company itself and the price does not vary with the market, but is fixed by the terms of the option agreement or plan, as applicable. Employee Stock Ownership Plan This Policy does not apply to allocations of stock through our Employee Stock Ownership Plan (but does apply to the sale of any such shares). Mutual Funds This Policy does not apply to transactions in mutual funds that are invested in securities of the Company. Rule 10b5-1 Plan Rule 1 0b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 1 0b-5. In order to be eligible to rely on this defense, a person subject to this Policy must 6 enter into a Rule 1 0b5-1 plan for transactions in Company securities that meets certain conditions specified in the Rule (a "Rule 10b5-1 Plan"). If the plan meets the requirements of Rule 10b5-1, Company securities may be purchased or sold without regard to certain insider trading restrictions. To comply with the Policy, a Rule 10b5-1 Plan must be approved in advance by the Compliance Officer and meet the requirements of Rule 10b5-1 and the Individual Rule 10b5-1 Trading Plan Guidelines attached to this Policy as Appendix A. In general, a Rule 10b5-1 Plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party. Persons subject to this Policy who desire to establish a Rule 10b5-1 contract, instruction or plan should consult with their counsel and broker (who may have a preferable form). Rule 10b5-1 Plans do not exempt individuals from complying with Section 16 short-swing profit rules or liability. Furthermore, Rule 10b5-1 Plans only provide an "affirmative defense" in the event there is an insider trading lawsuit. A Rule 1 0b5-1 Plan will not prevent someone from bringing a lawsuit. PLEASE NOTE THAT FARMER BROS. CANNOT GUARANTEE AND MAKES NO REPRESENTATION THAT CONTRACTS, INSTRUCTIONS OR PLANS INTENDED OR DESIGNED TO TAKE ADVANTAGE OF RULE 10b5-1 OF THE EXCHANGE ACT WILL PREVENT CIVIL OR CRIMINAL LIABILITY UNDER STATE OR FEDERAL INSIDER TRADING LAWS. RULE 10b5-1 PURPORTS TO PROTECT INSIDERS FROM FEDERAL INSIDER TRADING LIABILITY WHEN PURCHASES AND SALES ARE MADE PURSUANT TO CONTRACTS, INSTRUCTIONS OR PLANS THAT COMPLY WITH SUCH RULE. SOME STATE JURISDICTIONS DO NOT PROVIDE SUCH PROTECTION, EVEN THOUGH THE PROTECTION MAY BE AVAILABLE ON THE UNITED STATES FEDERAL LEVEL. PERSONS ELECTING TO PURCHASE OR SELL SECURITIES PURSUANT TO THESE PLANS DO SO AT THEIR OWN RISK. Pre-Clearance Procedure, Blackout Periods and Suspension of Trading Pre-Clearance Procedure Certain insiders must contact our Compliance Officer to obtain "pre-clearance" at any time prior to buying or selling our securities. Individuals subject to this pre-clearance requirement are: • Section 16 Individuals. All members of our Board of Directors and our executive officers are our Section 16 Individuals. We will inform each person who is subject to the reporting and penalty provisions of Section 16 of the Exchange Act that they are deemed to be a "Section 16 Individual." • Other Restricted Persons. From time-to-time we will notify other persons that they are subject to the pre-clearance requirement if we believe that, in the normal course of their duties, they are likely to have regular access to material nonpublic information ("Other Restricted Persons"). Examples of persons subject to pre-clearance by virtue of their jobs are accounting managers, internal auditors, controller, and senior sales executives. Occasionally, certain individuals may have access to material nonpublic information for a limited period of time. During such a period, such persons may be notified that they are 7 also subject to the pre-clearance procedure. A list of categories of Other Restricted Persons is attached hereto as Exhibit A. All transactions in the Company's securities by Section 16 Individuals and Other Restricted Persons must be pre-cleared with our Compliance Officer who will advise such Section 16 Individuals and Other Restricted Persons whether or not the transaction is permitted and the time frame during which the transaction may be consummated. Our Compliance Officer will consult as necessary with senior management and/or counsel to the Company before clearing any proposed trade. Requests should be made at least two business days prior to an intended trade. You may use the pre-clearance form attached hereto as Exhibit B or may telephone our Compliance Officer at (682) 549-6670. The pre-clearance form may be sent to our Compliance Officer via e-mail at complianceofficer@farmerbros.com. If our Compliance Officer does not respond to your request. do not assume the transaction has been approved. It is your responsibility to personally speak with the Compliance Officer and receive his affirmative approval prior to undertaking the transaction. If the trade order is not initiated within the specified period of time approved by our Compliance Officer, the pre-clearance form must be resubmitted. All Section 16 Individuals and Other Restricted Persons must notify our Compliance Officer of the completed trade as soon as possible, no later than the end of the day on which the trade is executed. Blackout Periods To ensure compliance with this Policy and applicable federal and state securities laws, the Company requires that all Section 16 Individuals and Other Restricted Persons, and any persons acting on behalf of such persons, not conduct transactions (for their own or related accounts) involving the purchase or sale of the Company's securities from 12:01 a.m. New York City time on the 14th calendar day before the end of each of the Company's four fiscal quarters (including fiscal year end) through 11 :59 p.m. New York City time on the business day following the date of the public release containing the Company's quarterly (including annual) results of operations. These periods are referred to as "Blackout Periods." The Company's fiscal quarters end on March 31, June 30 (fiscal year end), September 30 and December 31. If the 14th calendar day before the end of each of the Company's four fiscal quarters falls on a weekend or a Nasdaq holiday, the Blackout Period will start when the Nasdaq closes on the last trading day prior to the weekend or Nasdaq holiday. The prohibition against trading during a Blackout Period encompasses the fulfillment of "limit orders" by any broker for a Section 16 Individual or Other Restricted Person, and the brokers with whom any such limit order is placed must be so instructed at the time it is placed. Assuming Nasdaq is open each day, below is an example of when you can trade: Announcement on Monday Before Market Opens While Market is Open After Market Closes First Day You Can Trade Tuesday Wednesday Wednesday The safest period for trading in the Company's securities, assuming the absence of material nonpublic information, generally is the first ten trading days following the end of a Blackout Period. The Blackout Periods are particularly sensitive periods and particular attention must be made to ensure that transactions in the Company's securities are made in accordance with applicable laws. This is because officers, directors and certain other employees will, as any quarter progresses, be increasingly likely to possess material nonpublic information about the 8 expected financial results for the quarter. Trading in the Company's securities outside a Blackout Period should not be considered a "safe harbor," and all Covered Persons should use good judgment at all times. Suspension of Trading From time-to-time, we may recommend that Section 16 Individuals and Other Restricted Persons suspend trading in our securities, including outside the Blackout Periods, because of developments that have not yet been disclosed to the public. All those affected should not trade in our securities while the suspension is in effect, and should not disclose to others that we have suspended trading for certain individuals since a statement to that effect could be construed that there exists some material nonpublic information. Other Prohibited Transactions Because of adverse perceptions that may be created by short-term or speculative transactions in the Company's or a Farmer Bros. Business Associate's securities, the Company considers it inappropriate for any Covered Person to engage in, and it is the Company's policy that Covered Persons may not engage in, any of the following transactions: Short Sales Short sales of the Company's or a Farmer Bros. Business Associate's securities evidence an expectation on the part of the seller that the securities will decline in value. It could also be a signal to the market that the seller does not have confidence in the Company ( or the Farmer Bros. Business Associate) or its prospects. In addition, short sales of Company securities may reduce the seller's incentive to improve the Company's performance since the seller can benefit from a decline in the value of Farmer Bros. (or a Farmer Bros. Business Associate's) securities. For these reasons, short sales of the Company's (and a Farmer Bros. Business Associate's) securities by Covered Persons are prohibited. In addition, Section 16(c) of the Exchange Act prohibits officers and directors of the Company from engaging in short sales. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company's or a Farmer Bros. Business Associate's stock and, therefore, could create an impression that the trader is trading based on material nonpublic information. Transactions in options also may focus a Covered Person's attention on short-term performance at the expense of the Company's long-term objectives. Accordingly, transactions by Covered Persons in puts, calls or other derivative securities regarding the Company or a Farmer Bros. Business Associate on an exchange or in any other organized market are prohibited. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a person to lock in much of the value of his or her stock holdings, often in exchange for giving up all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, a Covered Person may no longer have the same objectives as the Company's or Farmer Bros. Business Associate's other stockholders. 9

Therefore, Covered Persons are prohibited from engaging in any such transactions that involve the securities of the Company or a Farmer Bros. Business Associate. Margin Accounts and Pledges Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan or, in many instances, if the value of the collateral falls. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information about the Company (or a Farmer Bros. Business Associate), Covered Persons are prohibited from holding securities of the Company or a Farmer Bros. Business Associate in a margin account or pledging such securities as collateral for a loan. It is the SE C's position that margin and pledge arrangements do not qualify for the protections afforded by Rule 10b5-1 discussed above. An exception to this prohibition may be granted where a person wishes to pledge securities of the Company or a Farmer Bros. Business Associate as collateral for a loan (but not for margin debt) at a time he or she is unaware of material nonpublic information and demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge securities of the Company or a Farmer Bros. Business Associate as collateral for a loan must submit a request for approval to our Compliance Officer well in advance of the proposed execution of documents evidencing the proposed pledge. What are the Potential Consequences of a Violation of this Policy? The matters set forth in this Policy are guidelines only, and appropriate judgment should be exercised in connection with all securities trading. Also, these guidelines are not a substitute for any applicable laws and regulations which may apply in the jurisdictions where you work or do business. You are expected to remain familiar with, and comply with, all applicable laws and regulations in your region. If there are any inconsistencies between this Policy and the laws in your region, then the local laws will apply to the extent of the inconsistency. Compliance with this Policy is not voluntary. Compliance is required by law and by the Company. This Policy must be strictly adhered to. Potential Governmental Action The consequences of an insider trading violation can be devastating, and can ruin both your professional and personal life. The SEC researches any suspicious trading, and does not care if you are trading 10,000 shares or 10 shares. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (i.e., if the violation only involved passing the information to someone else, called a "tippee"). The SEC, the stock exchanges and the National Association of Securities Dealers, Inc. use sophisticated electronic surveillance techniques to uncover insider trading. Governmental penalties could include criminal and civil penalties for the Covered Person and possibly for the Company. For those who trade on material nonpublic information (or "tip" such information to others): • Criminal prosecution, prison sentence or substantial criminal fines; 10

• Disgorgement of any profit gained or loss avoided in a civil enforcement action by the SEC; • A civil penalty of up to three times the amount of the profit gained or loss avoided (in addition to disgorgement); • Administrative proceedings and cease-and-desist orders by the SEC; and • Civil liability for damages to private plaintiffs who traded contemporaneously in the market. In addition, the federal securities laws also impose potential liability on companies and other "controlling persons" (such as managerial and supervisory personnel) if they fail to take appropriate steps to prevent insider trading by company personnel. Charges of insider trading, even where defensible, are made with the benefit of hindsight and typically result in adverse publicity and embarrassment for the individual and the company involved. Potential Company Action The failure to comply with this Policy may subject you to Company-imposed sanctions, including termination of employment or dismissal, whether or not the failure to comply results in a violation of law. Priority of Statutory or Regulatory Trading Restrictions The trading prohibitions and restrictions set forth in this Policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Section 16 Individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933, as amended. Any employee who is uncertain whether other prohibitions or restrictions apply should ask our Compliance Officer. Additional Information for Section 16 Individuals Only Section 16 Individuals must also comply with the reporting obligations and limitations on "short-swing" transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that Section 16 Individuals who purchase and sell the Company's securities within a six-month period must disgorge all profits to the Company, whether or not they had knowledge of any material nonpublic information. Under these provisions, and so long as certain other criteria are met, the receipt of an option under the Company's Omnibus Plan, the exercise of that option, or the allocation of shares through the Employee Stock Ownership Plan is deemed a purchase under Section 16, and the sale of any such shares is considered a sale under Section 16. Additionally, Section 16 Individuals may never make a short sale of the Company's securities. A short sale is a sale of securities not owned by the seller or, if owned, not delivered. The Company has provided, or will provide, a separate memoranda to its Section 16 Individuals regarding compliance with these rules. Post-Termination Transactions This Policy continues to apply to your transactions in Company (and Farmer Bros. Business Associate) securities even after you have terminated your employment or other relationship with us. If you are in possession of material nonpublic information when your 11 employment or other relationship terminates, you may not trade in Company or Farmer Bros. Business Associate securities until that information is deemed public or is no longer material. Compliance Officer Our Compliance Officer under this Policy is our Chief Compliance Officer. We may, in our sole discretion, change the Compliance Officer from time-to-time. You may contact our Compliance Officer by telephone at (682) 549-6670 or by e-mail at complianceofficer@farmerbros.com. The duties of the Compliance Officer, or his or her designee, which may be executed on the advice of counsel, shall include, but not be limited to: • Determining who the Section 16 Individuals are and notifying them; • Determining who the Other Restricted Persons are and notifying them; • Pre-clearing all securities transactions by Section 16 Individuals and Other Restricted Persons to determine compliance with this Policy, insider trading laws and other applicable securities laws and regulations; • Assisting Section 16 Individuals in the preparation and filing of Section 16 reports (Forms 3, 4 and 5); • Serving as the Company's designated recipient of copies of reports filed with the SEC by Section 16 Individuals; • Reminding an Section 16 Individuals periodically of their reporting obligations; • Performing periodic cross-checks of available materials, which may include Forms 3, 4 and 5, Form 144, Schedules 13D and 13G, officers' and directors' questionnaires, and reports received from our stock administrator and transfer agent, to determine trading activity by officers, directors and others who have, or may have, access to material nonpublic information; • Providing this Policy and other appropriate materials to all employees, officers, directors, consultants and other associates of the Company; • Assisting the Company in implementation of this Policy; and • Coordinating with Company counsel regarding compliance activities with respect to Rule 144 requirements and regarding changing requirements and recommendations for compliance with Section 16 of the Exchange Act and insider trading laws to ensure that this Policy is amended as necessary to comply with such requirements. Company Assistance Covered Persons at all times should avoid even the appearance of impropriety with respect to trading in Farmer Bros. securities or the securities of any Farmer Bros. Business Associate. When there is any question as to a potential application of insider trading laws or any other restrictions on insider trading, or if you know of a suspected violation of these laws, please 12 contact our Compliance Officer. Remember, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with you. Because those reviewing your transactions will be doing so after the fact, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction with the benefit of 20/20 hindsight. Certification As a condition to employment, all employees will be required to certify their understanding of and intent to comply with this Policy. Section 16 Individuals and Other Restricted Persons may be required to certify compliance on an annual basis. 13

APPENDIX A Farmer Bros. Co. Individual Rule 1 0b5-1 Trading Plan Guidelines The Securities and Exchange Commission enacted Rule 10b5-1 (the "Rule") to give directors, officers, employees and others who were often in possession of material, nonpublic information ("Insiders") greater clarity and flexibility with respect to engaging in transactions in their company's stock. If Insiders follow the requirements of the Rule, they have an affirmative defense from insider trading liability for trades made under an effective written plan for trading securities (commonly referred to as a Rule 10b5-1 Plan). In each case, Insiders must act in good faith with respect to the Plan and not as part of a scheme to evade the prohibitions against unlawful insider trading. As set forth in the Insider Trading Policy (the "Policy") of Farmer Bros. Co. (the "Company"), the Company permits its Insiders to purchase or sell shares of Company common stock pursuant to a Rule 10b5-1 plan (a "Plan") under certain circumstances. The office of the General Counsel has set forth the following guidelines (the "Guidelines") to provide Insiders with clarity as to what parameters must be followed in order to adopt a Plan that is compliant with the Policy. These Guidelines are in addition to, and not in lieu of, the requirements and conditions of the Policy and the Rule. Any questions regarding the Guidelines should be directed to the Compliance Officer. 1. Pre-Clearance. All Plans must be submitted in writing and pre-cleared by the Compliance Officer at least five (5) business days prior to the entry into the Plan. The Company reserves the right to withhold pre-clearance of any Plan that the Company determines is not consistent with the rules regarding such Plans. Notwithstanding any pre-clearance of a Plan, the Company assumes no liability for the consequences of any transaction made pursuant to such Plan. Insiders who are directors and/or executive officers are reminded of their obligations under the Company's share ownership guidelines and shall ensure they remain in compliance with such guidelines after giving effect to the proposed Plan. 2. Plan Adoption. All Plans and contracts or instructions relating thereto must be entered into, adopted, amended and/or replaced, as applicable, during an open trading window and when the Insider is not in possession of any material, nonpublic information. 3. Plan Format. All Plans must be in writing and must not allow the Insider to exercise any subsequent influence over how, when or whether to effect trades in Company securities under the Plan. Additionally, Plans must (a) expressly state the amount, price and dates on which transactions may be executed, (b) provide a written formula for determining amounts, prices and dates or (c) delegate discretion on those matters to an independent third party. 4. Cooling-Off Period. After the adoption of a Plan, no trades may be commenced under the Plan until the expiration of an applicable cooling-off period: a. If the Insider is a Company director or officer (as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (a "Section 16 Person")), the Plan must not permit any trades to occur until the later of (a) 90 days following adoption or modification of the Plan or (b) two business days following the disclosure of the Company's financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which A-1 the Plan was adopted or modified (but, in any event, this required cooling-off period is subject to a maximum of 120 days after adoption of the Plan). b. If the Insider is not a Section 16 Person (but is also not the Company), the Plan must not permit any trades to occur until 30 days after the adoption or modification of such Plan. 5. Multiple Plans. Pursuant to the Rule, a person may only rely on the affirmative defense for a "single-trade plan" once during any consecutive 12-month period. A single-trade plan is a Plan designed to effect the purchase or sale of the total amount of the securities subject to the plan as a single transaction. Further, only one Plan may be in effect at any time, unless one of three exemptions is met, which are: a. A person may enter into more than one Plan with different broker-dealers or other agents and treat the Plans as a single Plan so long as, when taken as a whole, the "plan" complies with all of the rule's requirements; b. A person may adopt one later-commencing Plan so long as trading under the later-commencing Plan is not authorized to begin until after all trades under the earlier-commencing Plan are completed or expire without execution. If the earlier-commencing Plan is terminated earlier, the later-commencing Plan must have a cooling-off period that starts when the first Plan terminates; and c. A person may have an additional Plan set up solely to sell securities as necessary to satisfy tax-withholding obligations arising exclusively from the vesting of a compensatory award, otherwise known as "setl-to-cover" transactions. 6. Trades Outside of the Plan. Once a Plan is established, Insiders may transact in securities that are not subject to the currently existing Plan. Such transactions continue to require pre-clearance and be subject to the Policy. Under no circumstances will opposite-way open market transactions be permitted. 7. Plan Duration. The minimum duration of a Plan is six months and the maximum duration is two years. 8. Certification. When entering into a Plan, an Insider must certify that at the time of adoption of the Plan that the Insider: (1) is not aware of any material, non-public information; and (2) is adopting the Plan in good faith and not as part of a plan or scheme to evade the prohibitions of the Rule. 9. Modifications. Unless otherwise approved in advance by the Compliance Officer, Plan modifications are prohibited. As provided in the Rule, any modification or change to the amount, price, or timing of the purchase or sale of the securities underlying a Plan is a termination of such Plan and the adoption of a new Plan, and the modifying Insider will be subject to the applicable cooling-off period, as noted above in Section 4. In addition, a Plan modification, such as the substitution or removal of a broker that is executing trades pursuant to a Rule 1 0b5-1 arrangement on behalf of the person, that changes the price or date on which purchases or sales are to be executed, is a termination of such Plan and the adoption of a new Plan. 10. Early Terminations. The early termination of a Plan could affect the availability of the Rule's affirmative defense for prior Plan transactions if it calls into question whether the Insider is A-2 acting in good faith with respect to the Plan and whether the Plan was entered into in good faith and not as part of a plan to avoid the insider trading rules. Because of this risk, early terminations are strongly discouraged. In the event an Insider determines to terminate a Plan early, every effort should be taken to terminate the Plan during an open window. Early termination of a Plan during a blackout (or quiet) period requires extenuating circumstances and is subject to pre-clearance by the Compliance Officer. In the event an Insider early terminates the Insider's Plan (whether during an open window or a blackout period), such Insider (i) will be subject to the applicable cooling-off period for a subsequent Plan, as noted above in Section 4, beginning when the first Plan is terminated, and (ii) may be (A) prohibited from adopting future Plans, (B) prohibited from transacting in securities outside of a Plan, or (C) subject to other restrictions at the sole discretion of the Compliance Officer. 11. Brokers and Broker Reporting. Each Plan must require the broker counterparty to promptly report to the Company's designated representative the details of every transaction executed under a Plan, but in any event, such detail shall be provided no later than one business day after the execution date. 12. Public Disclosure of Plan Transactions. Transactions executed pursuant to a Plan will be indicated as such on the Insider's Form 4. In addition, the Company is required to disclose in its periodic reports (i.e., 10-Qs and 10-Ks) the adoption or termination of a Plan by any Section 16 Person during the last completed quarter, including a description of the material terms of such a Plan, other than terms with respect to price. Any Section 16 Person is required to confirm the adoption, modification or termination of a Plan to the Compliance Officer not later than the next business day after such action so that it can be appropriately disclosed by the Company, even if pre-clearance of such action was previously obtained. 13. Securities Laws. A Plan does not relieve Insiders from their obligations to comply with the requirements of applicable securities laws. You will need to coordinate with your broker and the Company to ensure that all of these requirements are satisfied and that all required notices and reports are timely and accurately filed. A-3

INSIDER TRADING POLICY CERTIFICATION The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, the Insider Trading Policy of Farmer Bros. Co., a copy of which was distributed with this Certification, and understands that the Company's Compliance Officer is available to answer any questions the undersigned may have regarding the Insider Trading Policy. Date: __________ _ Signature Print Name: ------------ Telephone Number: _______ _

EXHIBIT A OTHER RESTRICTED PERSONS* 1. All employees Vice President level and above 2. All employees in the following departments: • Finance & Accounting • Internal Audit 3. All employees Director level and above 4. Certain other employees, consultants or other associates of Farmer Bros. as designated from time to time by the Company's Compliance Officer • Includes employees of Farmer Bros. Co., its subsidiaries and divisions.

EXHIBIT B INSIDER TRADING COMPLIANCE PRE-CLEARANCE FORM (Page 1 to be completed by Requestor) To: Farmer Bros. Co. Ladies and Gentlemen: Pursuant to the Farmer Bros. Co. Insider Trading Policy, I am seeking pre-clearance of the following proposed transactions in securities of the Company: Type and Amount of Security* Purchase or Sale** Date of Transaction *If stock option exercise indicate specific stock options proposed to be exercised. ** If sale to pay taxes on earned equity awards, check here Other Conditions (e.g., minimum price condition): ____________ _ Broker Responsible for Transaction: Name: ___________ _ Telephone: _________ _ E-mail: __________ _ I certify that: • I am not in possession of any material non-public information concerning the securities; • I have not violated any provision of the Insider Trading Policy; and • I have fully and honestly disclosed all material information concerning this transaction. I understand that the clearance granted by the Company may be rescinded prior to my effecting the above transaction if material nonpublic information regarding the Company arises and, in the reasonable judgment of the Company, the completion of my trade would be inadvisable. I also understand that the ultimate responsibility for compliance with the insider trading provisions of the federal securities laws rests with me and that clearance of any proposed transaction should not be construed as a guarantee that I will not later be found to have been in possession of material nonpublic information. Date: ---------- Signature Print Name: __________ _ Telephone Number: _______ _

INSIDER TRADING COMPLIANCE PRE-CLEARANCE FORM (Page 2 to be completed by Chief Compliance Officer) Individual Proposing to Trade: ____________ _ Number of Shares Covered by Proposed Trade: __ _ Purchase D Sale □ Date: _________ _ Request for Pre-clearance Received. Page 1 completed and signed by individual requesting pre-clearance. No Blackout Period. Confirm that the trade will not be made during a Blackout Period. Section 16 Compliance. If the individual is subject to Section 16, confirm that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. Form 4 Compliance. Instruct insider to inform Chief Compliance Officer and Director of Financial Reporting by close of business on the day of transaction regarding the transaction details required to file Form 4 (Form 4 must be filed within 2 business days of the transaction). Prohibited Trades. Confirm that __ If the individual is subject to Section 16, that the proposed transaction is not a "short sale," put, call or other prohibited transaction; __ If the individual is a director or an officer of the Company, such individual has complied with the Company's Stock Ownership Guidelines. Note: Selling to satisfy current year income tax obligation only on current year restricted stock vesting or option exercise is permissible even if ownership guideline minimums have not been met. Option Exercise/Restricted Stock. If option exercise, confirm vested. If sale of restricted stock, confirm restrictions have lapsed. Rule 144 Compliance* (applicable only to Section 16 Insiders). Confirm that: Current public information requirement has been met; Shares are not restricted, or, if restricted ("restriction" here applies to securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer), the one year holding period has been met; Volume limitations are not exceeded (confirm that the individual is not part of an aggregated group); The manner of sale requirements have been met; and

__ The Notice of Form 144 Sale has been completed and filed. *For additional information see http://www.sec.gov/investor/pubs/rule144.htm Rule 1 0b-5 Concerns. Confirm that: (i) the individual has been reminded that trading is prohibited when in possession of any material information regarding us that has not been adequately disclosed to the public, and (ii) the Company's Chief Compliance Officer has discussed with the individual any information known to the individual or the Chief Compliance Officer which might be considered material, so that the individual has made an informed judgment as to the presence of inside information. Clearance of the above trade is granted □ denied D Signature of Chief Compliance Officer Signature of Director of Financial Reporting Date: ___ _ Date: ___ _ (Note: Two signatures required to approve any transaction.)

In accordance with Farmer Bros. Co. ("FBC") Standard Policy and Procedure regarding Corporate Standard Policies and Procedures (FBC 001 ), the following persons, representing all of FBC officers, by their signature below approve the preceding Corporate Standard Policy and Procedure regarding Contracting, Decision Approval and Signing Authority (the "Policy") effective as of the Policy Effective Date set forth in the Policy. B. _...._-'----------------- Name: Brad Bollner Ti B N Ti ounsel, Chief Compliance Officer and Secretary By: - ---l~::::::::~~~£:::::.==----- Name: Tom Bauer Title: Head of Direct Store Delivery Title: ~~~~ Vice President and Controller